National Healthcare Properties Reports First Quarter 2026 Results
NEW YORK, May 13, 2026 (GLOBE NEWSWIRE) — National Healthcare Properties, Inc. (Nasdaq: NHP) (the
“Company”), a self-managed real estate investment trust focused on acquiring, owning and investing in a diversified portfolio of healthcare real estate, with an emphasis on providing senior housing to serve a growing elderly population in the United States, today announced results for the quarter ended March 31, 2026.
Michael Anderson, Chief Executive Officer and President, commented, “Our IPO marks the culmination of years of work to position this Company for growth and is just the beginning of what comes next. We are highly confident in our ability to create shareholder value by executing on significant OMF dispositions and SHOP acquisitions in 2026, decisively orienting our portfolio toward the generational opportunity we see in needs-based, private-pay senior housing, and pursuing an investment grade balance sheet.”
Financial Performance and Other Highlights
•Net loss attributable to common stockholders of $(0.27) per basic and diluted share. Nareit defined Funds
From Operations (“FFO”) of $0.31 per diluted share and Normalized Funds From Operations (“Normalized
FFO”) of $0.26 per diluted share.
•FFO per share increased 121.4% year-over-year.
•Normalized FFO per share increased 100.0% year-over-year.
•First quarter portfolio Same Store Cash Net Operating Income (“NOI”) growth was 12.0% year-over-year.
Senior Housing Operating Property (“SHOP”) Segment
•SHOP segment Same Store Cash NOI growth was 24.0% on a year-over-year basis.
•Same Store average occupancy totaled 83.8%, an increase of 2.8% on a year-over-year basis.
•Same Store revenue increased 8.4% on a year-over-year basis.
•Same Store Cash NOI Margin totaled 22.1%, an expansion of 2.7% on a year-over-year basis.
Outpatient Medical Facility (“OMF”) Segment
•OMF segment Same Store Cash NOI growth was 5.5% on a year-over-year basis.
•Same Store ending occupancy totaled 94.0%, an increase of 0.5% on a year-over-year basis.
Transactional Activity
During the first quarter of 2026, through a joint venture with Discovery Senior Living, the Company entered into a definitive purchase and sale agreement to purchase 13 senior living communities for $64.0 million. The Company expects to own approximately 98.5% of the joint venture. As part of this transaction, the Company will hold a right of first refusal and purchase option on an additional 13 senior living communities managed by Discovery Senior
Living. Closing of the acquisition is subject to closing conditions and applicable regulatory approvals as specified in the purchase and sale agreement.
In April 2026, the Company entered into a definitive purchase and sale agreement to acquire a $26.5 million SHOP in Oregon with 88 assisted living units. This transaction is expected to close in the second or third quarter of 2026, subject to closing conditions and applicable regulatory approvals as specified in the purchase and sale agreement.
In May 2026, the Company entered into a definitive purchase and sale agreement to acquire a $35.0 million SHOP in Florida with 108 assisted living and 22 memory care units. This transaction is expected to close in the third quarter of 2026, subject to closing conditions and applicable regulatory approvals as specified in the purchase and sale agreement.
In May 2026, the Company entered into a definitive purchase and sale agreement to sell a portfolio of 86 outpatient medical facilities for approximately $528.2 million, including approximately $278.0 million of secured debt to be defeased or assumed by the potential purchaser. Closing of the sale is subject to completion by the purchaser of its due diligence, approval by the lenders of loan assumption and other customary closing conditions as specified in the purchase and sale agreement.
Balance Sheet and Capital
As of March 31, 2026, total debt outstanding (net of discounts and unamortized debt issuance costs) was approximately $1.0 billion with a weighted average economic interest rate of 5.69% (when giving effect to interest rate hedges and caps) and an average remaining term of 3.6 years.
Net Leverage (Net Debt as of March 31, 2026 to Annualized Adjusted EBITDA for the quarter ended March 31,
2026) improved 1.0x from 9.6x as of March 31, 2025 to 8.6x as of March 31, 2026.
Subsequent to quarter end, the Company completed a public offering of 44,275,000 shares of its Class A common stock, raising gross proceeds of $531.3 million, and listed its Class A common stock on the NASDAQ under the symbol “NHP”. Net offering proceeds were used to repay $186.0 million of outstanding debt on the Company's revolving credit facility. This reduction in outstanding debt further improved the Company’s leverage.
Preferred Stock
On March 26, 2026, the Board of Directors declared dividends on the Company's outstanding preferred stock as follows:
•A dividend of $0.4609375 per share on its 7.375% Series A Preferred Stock to holders of record at the close of business on April 6, 2026. The dividend was paid on April 15, 2026.
•A dividend of $0.4453125 per share on its 7.125% Series B Preferred Stock to holders of record at the close of business on April 6, 2026. The dividend was paid on April 15, 2026.
Full Year 2026 Guidance
For the full year 2026, the Company has established the following guidance ranges:
•SHOP Same Store Cash NOI growth of 13.0% to 16.0%
•OMF Same Store Cash NOI growth of 2.5% to 3.5%
•Acquisitions of approximately $375 million to $425 million
•Dispositions of approximately $528 million
•General and administrative expense of approximately $26 million to $27 million, including equity-based compensation of $5 million to $6 million
•Same Store Recurring Capital Expenditures of $22 million to $25 million
Note: The Company’s 2026 guidance contains forward-looking statements and is based on a number of assumptions and estimates, including those identified later in this press release. These assumptions and estimates are based on existing market conditions, transaction timing and other assumptions for the year ending December 31, 2026; actual results may differ materially.
Supplemental Information
Additional information regarding these results can be found in the Company’s supplemental financial package that will be available on the Investor Relations section of the Company’s website at nhpreit.com.
About National Healthcare Properties
National Healthcare Properties, Inc. (Nasdaq: NHP) is a self-managed real estate investment trust focused on acquiring, owning and investing in a diversified portfolio of healthcare real estate, with an emphasis on providing senior housing to serve a growing elderly population in the United States. Additional information about the
Company can be found on its website at nhpreit.com.
Investor & Media Contact
Email: ir@nhpreit.com
Forward-Looking Statements
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform
Act of 1995. All statements (other than statements of historical fact) in this press release regarding the Company's prospects, expectations, intentions, plans, financial position, guidance and business strategy may constitute forward-
looking statements. Forward-looking statements generally can be identified by the use of terminology such as
“believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “predict,” “project,”
“potential,” “continue” or the negatives of these terms or variations of them or similar expressions. Risks and uncertainties, the occurrence of which could adversely affect the Company's business and cause actual results to differ materially from those expressed or implied in the forward-looking statements, include, but are not limited to, the following: changes in economic cycles generally and in the real estate and healthcare markets specifically; the success of the Company's growth strategy, including its ability to successfully identify, complete and integrate new acquisitions; the Company’s ability to complete acquisitions or dispositions on the terms and timing the Company expects, or at all; changes to inflation and interest rates; competition in the real estate and healthcare markets; the
Company's ability to retain certain key personnel; legislative and regulatory changes in the healthcare and real estate industries; reductions or changes in reimbursement from third-party payors, including Medicare and Medicaid;
discovery of previously undetected environmentally hazardous conditions; the Company's ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; system failures, cyber incidents or deficiencies in the Company's cybersecurity systems; the availability of capital on favorable terms, or at all; the Company's ability to remain qualified as a real estate investment trust for U.S. federal income tax purposes; and other risks and uncertainties described in the section titled Risk Factors of the Company's most recent Annual Report on Form 10-K and all other filings with the Securities and Exchange Commission. Finally, the Company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Financial Statements and Definitions
This press release includes certain non-GAAP financial measures, including Nareit FFO, Normalized FFO, Net
Debt, EBITDA, Adjusted EBITDA, NOI, Cash NOI and Same Store Cash NOI. While the Company believes that non-GAAP financial measures are helpful in evaluating its operating performance, the use of non-GAAP financial measures in this press release should not be considered in isolation from, or as an alternative for, a measure of financial or operating performance as defined by GAAP. There are inherent limitations associated with the use of each of these supplemental non-GAAP financial measures as an analytical tool. Additionally, the Company’s computation of non-GAAP financial measures may not be comparable to those reported by other REITs. Definitions of these non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures are provided below.
Nareit FFO and Normalized FFO
The Company calculates FFO consistent with the standards established over time by Nareit. Nareit defines FFO as net income or loss (computed in accordance with GAAP), adjusted for (i) real estate-related depreciation and amortization, (ii) impairment charges on depreciable real property, (iii) gains or losses from sales of depreciable real property and (iv) similar adjustments for non-controlling interests and unconsolidated entities.
The Company calculates Normalized FFO by further adjusting FFO to reflect the performance of its portfolio for items it believes are not directly attributable to its operations. The Company's adjustments to FFO to arrive at
Normalized FFO include removing the impacts of (i) acquisition and transaction related costs (including certain expenses directly related to the Internalization and the Reverse Stock-Split); (ii) termination fees to related parties;
(iii) severance and other related costs; (iv) mark-to-market gains and losses on non-designated derivatives and amortization related to terminated derivatives; (v) casualty-related charges, net relating to significantly disruptive events that are infrequent in nature; (vi) gains and losses on extinguishment of debt; (vii) similar adjustments for non-controlling interests; and (viii) certain other items set forth in the Normalized FFO reconciliation included therein.
The Company considers FFO and Normalized FFO to be useful supplemental measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and Normalized
FFO can help investors compare the Company's operating performance between periods or to other companies
(though other companies may calculate these measures differently than the Company does and the value of any such comparison may be limited). While FFO and Normalized FFO are relevant and widely used measures of operating performance of REITs, they do not represent, nor are they meant to replace, cash flows from operations and net income or loss as defined by GAAP, and should not be considered alternatives to those measures in evaluating the
Company's liquidity or operating performance. Rather, FFO and Normalized FFO should be reviewed in conjunction with these and other GAAP measurements as an indication of the Company's operational performance and are not necessarily indicative of cash available to fund the Company's future cash requirements, including the Company's ability to pay dividends and other distributions to the Company's stockholders. Additionally, the Company's computation of FFO and Normalized FFO may not be comparable to FFO and Normalized FFO reported by other
REITs that do not define FFO in accordance with the current National Association of Real Estate Investment Trusts
(“NAREIT”) definition or that interpret the current NAREIT definition or define Normalized FFO differently than the Company does.
Adjusted EBITDA
The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, excluding
(i) acquisition and transaction related costs; (ii) termination fees to related parties; (iii) impairment charges; (iv)
casualty-related charges; (v) gains and losses on sale of real estate investments; (vi) gains and losses on extinguishment of debt; (vii) gains and losses on our derivatives; and (viii) non-cash items such as amortization of intangibles and equity-based compensation. Annualized Adjusted EBITDA means Adjusted EBITDA for the specified quarter, multiplied by four.
Cash NOI and NOI
Cash NOI is defined as NOI excluding non-cash items such as straight-line rent adjustments and amortization of above and below market lease and lease intangibles that are included in GAAP revenue from tenants and property operating and maintenance.
Cash NOI Margin
For the SHOP segment, Cash NOI divided by revenue from tenants or residents excluding net amortization of above- and below-market lease and lease intangibles.
Net Debt
Net debt means total debt, net of deferred financing costs, mortgage discounts and premiums less cash and cash equivalents.
Net Debt to Annualized Adjusted EBITDA or Net Leverage
Net Debt to Annualized Adjusted EBITDA or Net Leverage means Net Debt divided by Annualized Adjusted
EBITDA.
Non-Core Properties
Non-Core properties are assets that have been deemed not essential to generating future economic benefit or value to our day-to-day operations and/or are scheduled to be sold.
Leased % or Ending occupancy
Leased % or Ending occupancy for the OMF segment is presented as of the end of the period shown.
Recurring Capital Expenditures
Recurring Capital Expenditures means capital expenditures incurred to maintain the properties in current market condition and which are generally recurring in nature.
Same Store
Same Store means operational properties owned by the Company for the full duration of the applicable comparative periods and that are not otherwise excluded. Properties are excluded from “same store” if they are (i) Non-Core
Properties, (ii) sold, classified as held for sale, or classified as discontinued operations in accordance with GAAP,
(iii) impacted by materially disruptive events, or (iv) undergoing, or intended to undergo, significant redevelopment.
Redeveloped properties in our OMF segment will be included in Same Store once substantial completion of work has occurred for the full period in the periods presented.
Same Store Cash NOI
Same Store Cash NOI is defined as Cash NOI for our Same Store properties.
NATIONAL HEALTHCARE PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Real estate investments, at cost:
Land	$174,535	$174,535
Buildings, fixtures and improvements	1,789,349	1,785,952
Acquired intangible assets	246,544	246,544
Construction in progress	3,752	2,994
Total real estate investments, at cost	2,214,180	2,210,025
Less: accumulated depreciation and amortization	(707,160)	(691,200)
Total real estate investments, net	1,507,020	1,518,825
Cash and cash equivalents	52,809	57,620
Restricted cash	53,790	50,832
Derivative assets, at fair value	1,395	569
Straight-line rent receivable, net	21,755	21,486
Operating lease right-of-use assets	7,275	7,377
Prepaid expenses and other assets, net	22,290	23,019
Accounts receivable, net	9,193	9,252
Deferred costs, net	22,535	22,792
Total assets	$1,698,062	$1,711,772
LIABILITIES AND EQUITY
Liabilities
Mortgage notes payable, net	$367,723	$367,629
Fannie Mae and other secured debt	333,296	334,739
Revolving credit facility	186,000	186,000
Term loan, net	148,539	148,405
Market lease intangible liabilities, net	4,616	4,851
Derivative liabilities, at fair value	—	188
Accounts payable and accrued expenses	42,702	44,381
Operating lease liabilities	8,378	8,467
Deferred rent	6,925	9,247
Distributions payable	3,340	3,340
Total liabilities	1,101,519	1,107,247
Commitments and contingencies
Equity
7.375% Series A cumulative redeemable perpetual preferred stock, $0.01 par value, 4,608 authorized	38	38
7.125% Series B cumulative redeemable perpetual preferred stock, $0.01 par value, 3,467 authorized	35	35
Common stock, $0.01 par value, 300,000 shares authorized	1,132	1,132
Additional paid-in capital	2,531,539	2,531,315
Accumulated other comprehensive income	5,076	5,604
Distributions in excess of accumulated earnings	(1,945,664)	(1,938,060)
Total stockholders’ equity	592,156	600,064
Non-controlling interests	4,387	4,461
Total equity	596,543	604,525
Total liabilities and equity	$1,698,062	$1,711,772
NATIONAL HEALTHCARE PROPERTIES, INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2026	2025
Revenue from tenants	$86,285	$86,443
Operating expenses:
Property operating and maintenance	52,918	57,856
Impairment charges	—	11,899
Acquisition and transaction related	53	51
General and administrative	5,467	4,896
Depreciation and amortization	17,738	23,706
Total expenses	76,176	98,408
Operating income (loss) before (loss) gain on sale of real estate investments	10,109	(11,965)
(Loss) gain on sale of real estate investments	(2)	24,989
Operating income	10,107	13,024
Other income (expense):
Interest expense	(14,671)	(14,529)
Interest and other income (expense), net	171	(15)
Gain (loss) on non-designated derivatives	189	(1)
Total other expense, net	(14,311)	(14,545)
Loss before income taxes	(4,204)	(1,521)
Income tax (expense) benefit	(77)	6
Net loss	(4,281)	(1,515)
Net income attributable to non-controlling interests	(28)	(54)
Allocation for preferred stock	(3,294)	(3,450)
Net loss attributable to common stockholders	(7,603)	(5,019)
Other comprehensive loss:
Unrealized loss on designated derivatives	(528)	(4,994)
Comprehensive loss attributable to common stockholders	$(8,131)	$(10,013)

Weighted-average shares outstanding — Basic and Diluted (1)	28,336	28,296
Net loss per share attributable to common stockholders — Basic and Diluted (1)	$(0.27)	$(0.18)
(1)  Potential common shares are not included in the computation of diluted earnings per share (“EPS”) when a net loss exists as the effect would be an antidilutive per share amount.
NATIONAL HEALTHCARE PROPERTIES, INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended
	Q1 2026	Q1 2025
Net loss attributable to common stockholders	$(7,603)	$(5,019)
Adjustments:
Impairment charges	—	11,899
Acquisition and transaction related	53	51
General and administrative	5,467	4,896
Depreciation and amortization	17,738	23,706
Loss (gain) on sale of real estate investments	2	(24,989)
Interest expense	14,671	14,529
Interest and other (income) expense, net	(171)	15
(Gain) loss on non-designated derivatives	(189)	1
Income tax expense (benefit)	77	(6)
Net (income) loss attributable to non-controlling interests	28	54
Allocation for preferred stock	3,294	3,450
NOI	$33,367	$28,587

NOI by Segment
OMF	$20,604	$19,150
SHOP	12,763	9,437
Total NOI	$33,367	$28,587
(1)Certain 2025 amounts have been reclassified from general and administrative to property operating and maintenance to align with the current period presentation.
NATIONAL HEALTHCARE PROPERTIES, INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended
	Q1 2026	Q1 2025
Net loss attributable to common stockholders	$(7,603)	$(5,019)
Depreciation and amortization on real estate assets	16,406	22,281
Impairment charges	—	11,899
Loss (gain) on sale of real estate	2	(24,989)
Depreciation on real estate assets related to non-controlling interests	(72)	(56)
FFO attributable to common stockholders	8,733	4,116
Acquisition and transaction related	53	51
Derivatives mark-to-market and terminations (1)	(1,389)	(531)
Casualty-related charges, net	142	115
Normalizing items related to non-controlling interests	(4)	(19)
Normalized FFO attributable to common stockholders	$7,535	$3,732

FFO and Normalized FFO weighted average shares outstanding — Diluted	28,624	28,530
FFO per common share — Diluted	$0.31	$0.14
Normalized FFO per common share — Diluted	$0.26	$0.13

Other Items:
(Accretion) amortization of market lease and other intangibles, net	$(147)	$2,331
Straight-line rent adjustments	(268)	(1,023)
Equity-based compensation	612	—
Depreciation and amortization on non-real estate assets	1,332	1,425
Amortization of deferred financing costs and mortgage discounts or premiums	1,044	858
Recurring Capital Expenditures	(2,918)	(6,658)
(1) For the three months ended March 31, 2026 and 2025, include gains reclassified from other comprehensive income to earnings (recorded as a reduction to interest expense) relating to a terminated swap and a partial unwind of a hedge, respectively.
NATIONAL HEALTHCARE PROPERTIES, INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended
	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Net loss (in accordance with GAAP)	$(4,281)	$(22,802)	$(12,534)	$(20,834)	$(1,515)
Interest expense	14,671	15,856	15,060	15,836	14,529
Income tax expense (benefit)	77	101	66	—	(6)
Depreciation and amortization	17,738	17,987	18,029	18,539	23,706
EBITDA	28,205	11,142	20,621	13,541	36,714
Acquisition and transaction related	53	(123)	91	497	51
Equity-based compensation	612	682	1,333	570	—
Severance and related costs (1)	—	2,907	—	—	—
Impairment charges	—	11,162	6,641	15,212	11,899
Loss (gain) on sale of real estate investments	2	467	(626)	(2,652)	(24,989)
(Gain) loss on non-designated derivatives	(189)	26	77	(32)	1
Gain on extinguishment of debt	—	—	—	(257)	—
(Accretion) amortization of market lease and other intangibles, net	(147)	(165)	(174)	(135)	2,331
Casualty-related charges, net	142	627	115	7	115
Adjusted EBITDA	28,678	26,725	28,078	26,751	26,122
Adjustment for current period activity	13	429
Further Adjusted EBITDA	$28,691	$27,154

Net Leverage (Net debt / Annualized Adjusted EBITDA)	8.6x	9.2x	8.8x	9.2x	9.6x
Net debt / Annualized Further Adjusted EBITDA	8.6x	9.0x
(1) Represents cash severance, acceleration of equity vesting and other related expenses in connection with the transition of the chief financial officer role in 2025.
NATIONAL HEALTHCARE PROPERTIES, INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATION
(In thousands, except share, per share and property data)
(Unaudited)

	Three months ended
	Q1 2026	Q1 2025
OMF Segment
OMF segment - revenue from tenants	$28,654	$30,635
OMF segment - property operating and maintenance	(8,050)	(11,485)
OMF segment NOI	20,604	19,150
Straight line rent adjustments	(268)	(1,021)
(Accretion) amortization of market lease and other intangibles, net	(141)	2,335
OMF segment Cash NOI	20,195	20,464
Dispositions	18	(1,380)
Redevelopment	92	160
OMF segment Same Store Cash NOI	$20,305	$19,244

	Three months ended
	Q1 2026	Q1 2025
SHOP Segment
SHOP segment - revenue from tenants	$57,631	$55,808
SHOP segment - property operating and maintenance	(44,868)	(46,371)
SHOP segment NOI	12,763	9,437
Non-cash adjustments	(6)	(4)
SHOP segment Cash NOI	12,757	9,433
Dispositions	(4)	851
SHOP segment Same Store Cash NOI	$12,753	$10,284

	OMF	SHOP	Land	Total
Total properties as of December 31, 2025	130	37	1	168
Dispositions	—	—	—	—
Total properties as of March 31, 2026	130	37	1	168
Redevelopments	(1)	—	—	(1)
Same Store properties as of March 31, 2026	129	37	1	167